                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THE JOHN NUVEEN COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                                                   [NUVEEN LOGO]

May 22, 1996

Dear Shareholder:

We are pleased to invite you to attend the 1996 Annual Meeting of Shareholders of The John Nuveen Company. This year's meeting has a special significance for the two of us: it will mark the completion of the transition in your Company's senior management as we retire after a combined tenure of nearly 70 years with the Company. We will be succeeded by Timothy R. Schwertfeger, who will become Chairman and Chief Executive Officer, and Anthony T. Dean, who will be President and Chief Operating Officer. We have been working closely with Tim and Tony for a number of years to plan for this orderly and smooth succession; we are proud of this new team and have every confidence in their abilities to lead your Company in the future.

As part of this management transition and to reinforce and strengthen the alignment of interests between shareholders and key management personnel, your board has approved and recommended to you for your approval some important revisions to the Company's executive incentive compensation plans. These revised plans are described in more detail in the attached proxy statement, but we want you to understand that senior management will be exchanging a significant portion of annual cash compensation for equity awards whose ultimate value will be a function of your Company's stock price performance. This new compensation structure will provide important additional incentive to achieve superior performance.

Further information about the meeting, the proposed incentive compensation plans, and other matters to be considered is contained in the formal notice of annual meeting and proxy statement that follow. It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your Proxy promptly in the enclosed envelope. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your Proxy at any time before it is exercised.

Very truly yours,

Richard J. Franke                               Donald E. Sveen
Richard J. Franke                               Donald E. Sveen
Chairman                                        President

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JULY 9, 1996

TO THE SHAREHOLDERS OF THE JOHN NUVEEN COMPANY:

     Notice is hereby given that the annual meeting of the shareholders of The John Nuveen Company, a Delaware corporation (the "Company"), will be held in the 6th Floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Tuesday, July 9, 1996, at 10:30 a.m. for the following purposes:

          1. To elect four directors by vote of the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and four directors by vote of the holders of the Company's Class B Common Stock, voting as a separate class, to serve until the next annual meeting and until their successors shall have been duly elected and qualified.

          2. To consider and vote upon the Company's revised incentive compensation plans:

             A. The 1996 Equity Incentive Award Plan; and

             B. The Executive Officer Performance Plan.

          3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company.

          4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on May 20, 1996 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                                             JAMES J. WESOLOWSKI
                                                  Secretary

May 22, 1996

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The John Nuveen Company (the "Company") of proxies to be voted at the annual meeting of the shareholders of the Company to be held on July 9, 1996, and at any and all adjournments of such meeting. This Proxy Statement was initially mailed to shareholders on or about May 23, 1996. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy, and all other costs in connection with the solicitation of proxies, will be paid by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to furnish proxy material to the beneficial owners of the Company's Class A Common Stock of whom they have knowledge and will reimburse them for their expenses for so doing. Additional solicitation may be made by letter, telephone or telecopier by officers and employees of the Company and its affiliates.

     At the annual meeting, shareholders will vote on the election of directors, ratification of the Company's 1996 Equity Incentive Award Plan and its Executive Officer Performance Plan, and the ratification of the selection of KPMG Peat Marwick LLP as independent auditors for the Company. All duly executed proxies received by management prior to the meeting will be voted in accordance with the choices specified by shareholders on their proxies. If no choice is specified by a shareholder, the shares of such shareholder will be voted FOR the election of the four nominees for directors listed in this Proxy Statement that are to be elected by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, FOR approval of the Company's 1996 Equity Incentive Award Plan and FOR approval of its Executive Officer Performance Plan, and FOR ratification of the selection of the independent auditors of the Company. Holders of the Company's Class B Common Stock are entitled to nominate and elect at the meeting four additional directors as described in the section entitled "Election of Directors" below. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by the proxies are not being voted with respect to a particular matter. Applicable broker rules may not permit a broker to vote shares held in street name with respect to such matter in the absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to such matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. If a quorum is present, these shares will not affect the determination of whether such matter is approved.

     As of May 20, 1996, there were issued and outstanding 8,009,827 shares of Class A Common Stock and 28,560,000 shares of Class B Common Stock. The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company. Those persons who were shareholders of record of each class of Common Stock at the close of business on May 20, 1996 will be entitled to one vote for each share held.

     Under the Company's By-laws, a majority of the outstanding shares of the class or classes entitled to vote on a particular matter and represented in person or by proxy will constitute a quorum for consideration of such matter at the annual meeting. Under the Company's Certificate of Incorporation, in the event that any person or group becomes the beneficial owner (as defined in the Certificate of Incorporation) of more than 20% of the outstanding shares of Class A Common Stock, the shares of Class A Common Stock beneficially owned by such person or group in excess of 20% of the outstanding shares of such class shall have no voting rights and shall be deducted from the total number of shares of Class A Common Stock for purposes of determining the number of shares of Class A Common Stock, or Common Stock, as the case may be, necessary to constitute a quorum or required to approve a matter submitted for shareholder approval. To the knowledge of the Company, on May 10, 1996 no person or group was the beneficial owner of more than 20% of the outstanding shares of Class A Common Stock.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership as of May 20, 1996, unless otherwise indicated, of the Company's Class A and Class B Common Stock of each person known by the Company to own beneficially more than 5% of each such class:

                                       NUMBER
                                      OF SHARES                           PERCENT OF       PERCENT OF TOTAL
                                    BENEFICIALLY         CLASS OF           CLASS            COMMON STOCK
       NAME AND ADDRESS                 OWNED          COMMON STOCK     OUTSTANDING(1)      OUTSTANDING(1)
- -------------------------------    ---------------     ------------     --------------     ----------------
The St. Paul Companies, Inc.
  385 Washington Street
  St. Paul, MN 55102...........       28,560,000(2)          B                100%               77.9%
Ryback Management, Inc.
  7711 Carondelet Ave.
  Suite 700
  St. Louis, MO 63105..........        1,333,200(3)          A               16.6                 3.4
John A. Levin
  One Rockefeller Plaza
  New York, NY 10020...........          891,585(4)          A               10.7                 2.4
Donald E. Sveen
  333 W. Wacker Drive
  Chicago, IL 60606............          832,144(5)          A               10.4                 2.3
Richard J. Franke
  333 W. Wacker Drive
  Chicago, IL 60606............          804,130(6)          A               10.0                 2.2
Peter Hochfelder
Robert J. Sobel
Mitchell A. Kuflik
  277 Park Ave.
  26th Floor
  New York, NY 10017...........          553,200(7)          A                6.9                 1.5
Timothy R. Schwertfeger
  333 W. Wacker Drive
  Chicago, Illinois 60606......          449,700(8)          A                5.6                 1.2
Anthony T. Dean
  333 W. Wacker Drive
  Chicago, Illinois 60606......          430,600(8)          A                5.4                 1.2

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

     (1) For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares that would be issued upon exercise of their vested options, by the total number of outstanding shares plus the additional number of shares that would be outstanding if the options were exercised.

     (2) As reported in a Schedule 13G dated February 11, 1993 filed with the Securities and Exchange Commission, The St. Paul Companies, Inc. has sole voting and investment power with respect to 14,880,000 of the shares of Class A Common Stock listed as beneficially owned and shared voting and investment power (with St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc.) with respect to 13,680,000 of the shares of Class A Common Stock, in both cases by virtue of their ownership of Class B Common Stock convertible into an equal number of shares of Class A Common Stock.

     (3) According to a report received on May 20, 1996 for the Lindner Funds, advised by Ryback Management Corporation, Lindner Growth Fund owned 662,900 shares of Class A Common Stock and Lindner Dividend Fund owned 670,300 shares of Class A Common Stock of the Company.

     (4) John Levin individually, and as President, sole Director and sole shareholder of John Levin & Co., Inc., has reported that, pursuant to his personal holdings and those of his investment advisory clients, he has sole power to vote and dispose of 22,500 shares of the Company's Class A Common Stock, shared voting power as to 408,100 shares, no voting power as to 460,985 shares, shared dispositive power as to 869,085 shares and beneficially owns 891,585 shares of the Company's Class A Common Stock. The foregoing is based on the content of an amended Schedule 13G, dated February 10, 1995, as filed with the Securities and Exchange Commission.

     (5) Mr. Sveen has sole voting and investment power with respect to all shares beneficially owned, other than 321,070 shares of Class A Common Stock held in a charitable trust of which Mr. Sveen is a trustee with shared voting and investment power.

     (6) Mr. Franke has sole voting and investment power with respect to all shares beneficially owned, other than 266,556 shares of Class A Common Stock held in a charitable trust of which Mr. Franke is a trustee with shared voting and investment power.

     (7) Peter A. Hochfelder ("Hochfelder"), Robert J. Sobel ("Sobel"), Mitchell
A. Kuflik ("Kuflik"), Brahman Partners II, L.P. ("Brahman II"), B-Y Partners, L.P. ("B-Y"), Brahman Capital Corp. ("Capital") and Brahman Partners, L.P. ("BP") reported that:

          1. Brahman II has shared voting and dispositive power over and beneficially owns 210,000 shares of the Company's Class A Common Stock;

          2. B-Y has shared voting and dispositive power over and beneficially owns 114,900 shares of the Company's Class A Common Stock;

          3. BP as the General Partner of B-Y and Brahman II has shared voting and dispositive power over and beneficially owns 324,900 shares of the Company's Class A Common Stock;

          4. Capital has shared voting and dispositive power over and beneficially owns 343,200 shares of the Company's Class A Common Stock; and

          5. Hochfelder, Sobel and Kuflik, respectively, have shared voting and dispositive power over and beneficially own 553,200 shares of the Company's Class A Common Stock.

     BP is the general partner of B-Y and Brahman II. Capital is the investment manager for B-Y, Offshore Fund Ltd. ("Offshore"), Genesis Capital Fund ("Genesis") and Quota Fund N.V. ("Quota"). Hochfelder, Sobel and Kuflik are the sole General Partners of BP, the sole stockholders of Capital and are in a position to directly and indirectly determine the investment and voting decisions made by BP and Capital, and consequently B-Y, Brahman II, Offshore, and Genesis. The foregoing is based on the content of a Schedule 13D, dated May 16, 1995, as filed with the Securities and Exchange Commission.

(8) Includes, for each of Mr. Dean and Mr. Schwertfeger, 12,222 shares with respect to which each such person has the right to acquire beneficial ownership within 60 days through the exercise of options received under the Company's 1992 Special Incentive Plan. Also includes, in each case, 11,700 shares of restricted stock granted to each such person under the 1992 Incentive Plan, with respect to which shares each such person has voting power but does not have investment power because the restrictions thereon have not yet lapsed (although they are scheduled to lapse within 60 days). Does not include the Initial Equity Incentive Awards made subject to shareholder approval of the 1996 Equity Incentive Plan described below.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership, as of May 10, 1996, of the Company's Class A Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table on page 10, and all directors and executive officers as a group (16 persons). The percentage of outstanding Class A Common Stock owned by each such person and such group is based on the outstanding shares of Class A Common Stock as of May 10, 1996, and the percentage of the outstanding total Common Stock owned by each such person and such group is based on the outstanding shares of Class A and Class B Common Stock as of such date, plus, in each case, shares subject to stock options held by each such person and such group that are currently exercisable or exercisable within 60 days after such date. No shares of Class B Common Stock are owned by any director, nominee for director or executive officer of the Company.

                                                         NUMBER OF       PERCENT OF      PERCENT OF
                                                           SHARES         CLASS A       TOTAL COMMON
                                                        BENEFICIALLY    COMMON STOCK       STOCK
                         NAME                              OWNED        OUTSTANDING(1)  OUTSTANDING(1)
- ------------------------------------------------------  ------------    ------------    ------------
Richard J. Franke.....................................       804,130(2)     10.0%            2.2%
Donald E. Sveen.......................................       832,144(3)     10.4             2.3
Anthony T. Dean.......................................       430,600(4)      5.4             1.2
Timothy R. Schwertfeger...............................       449,700(4)      5.6             1.2
Duane R. Kullberg.....................................         1,000           *               *
Willard L. Boyd.......................................         1,000           *               *
Douglas W. Leatherdale................................         1,000           *               *
Patrick A. Thiele.....................................           500           *               *
Andrew I. Douglass....................................           500           *               *
W. John Driscoll......................................         1,000           *               *
John P. Amboian.......................................        44,000(5)        *               *
Directors and executive
  officers as a group (16 persons)....................     3,248,574(6)     40.6             8.9

- -------------------------
 *  Less than 1%.

(1) For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares that would be issued upon exercise of their vested options, by the total number of outstanding shares plus the additional number of shares that would be outstanding if the options were exercised.

(2) See footnote (6) to the preceding table.

(3) See footnote (5) to the preceding table.

(4) See footnote (8) to the preceding table.

(5) Includes 2,800 shares with respect to which Mr. Amboian has the right to acquire beneficial ownership within 60 days through the exercise of options received under the Company's 1992 Special Incentive Plan. This also includes 17,600 shares of restricted stock granted to Mr. Amboian under the 1992 Incentive Plan, with respect to which shares such person has voting power but does not have investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within the next 60 days. Does not include the Initial Equity Incentive Awards made subject to shareholder approval of the 1996 Equity Incentive Plan, described below.

(6) Includes 1,505,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days received under the Company's 1992 Special Incentive Plan. Also includes 17,600 shares of restricted stock granted under the 1992 Incentive Plan, with respect to which shares the executive officers have voting power but do not have investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within 60 days. Does not include the Initial Equity Incentive Awards made subject to shareholder approval of the 1996 Equity Plan described below.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file forms reporting their affiliation with the Company and reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. These persons and entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of these forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, directors and The St. Paul Companies, Inc., were complied with for the 1995 fiscal year.

                             ELECTION OF DIRECTORS

     Under the provisions of the Company's Certificate of Incorporation, (i) so long as any shares of Class B Common Stock are outstanding, the number of directors shall be ten or more and may not be changed without the unanimous consent of either the Class B directors or the holders of the Class B Common Stock, and (ii) so long as the holders of the Class B Common Stock hold at least 20% of all outstanding shares of Common Stock, as is currently the case, such holders shall be entitled to nominate and elect four directors. In light of the impending retirement of Messrs. Franke and Sveen, the Nominating Committee of the Company's Board of Directors has nominated and the Board of Directors has recommended to shareholders for election, a total of eight persons to the office of director of the Company. This will leave two vacancies on the Board, which may be filled by action of the Board of Directors prior to the next meeting of shareholders or by action of shareholders at that time. Of these nominees, four directors are to be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock, voting together as a single class, and four directors are to be elected by the holders of the Class B Common Stock, voting as a separate class.

     A holder of Class A Common Stock may, with respect to the election of the four directors to be elected by the Common Stock, (i) vote for the election of all of such nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for the election of all such nominees, other than any nominee with respect to whom the shareholder withholds authority to vote, by so indicating in the appropriate space on the enclosed proxy. No holder of Class A Common Stock may vote for more than four directors. The election of such directors requires the affirmative vote of a plurality of the shares of the Common Stock present in person or by proxy at the meeting and entitled to vote in such election. The election of the four Class B directors requires the affirmative vote of a plurality of the shares of the Class B Common Stock present in person or by proxy at the meeting and entitled to vote in such election. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

     The directors to be elected at the annual meeting will hold office until the annual meeting in 1997 or until their successors are duly elected and qualified. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them for the election of the nominees named in the "Nominees for Directors" table. However, if any of the nominees shall not be a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to happen), it is intended that such shares will be voted for such substitute nominee as may be selected by the Board of Directors in the case of any of the four directors to be elected by the Common Stock, and as may be selected by the holders of Class B Common Stock in the case of a Class B director.

     All of the nominees are currently directors of the Company. Messrs. Dean, Schwertfeger, Leatherdale and Thiele were first elected on March 23, 1992, the date of the Company's incorporation; Messrs. Boyd, Driscoll and Kullberg were initially elected directors by the Board of Directors on April 13, 1992, and Mr. Douglass was first elected to the Board of Directors by the stockholders on May 9, 1994. All nominees have heretofore been elected directors of the Company by the shareholders.

     In the table below and throughout this Proxy Statement "Nuveen & Co." refers to John Nuveen & Co. Incorporated, predecessor to the Company and now a wholly-owned subsidiary. "Nuveen Funds" refers to the tax-free mutual funds and exchange-traded funds sponsored by Nuveen & Co.

NOMINEES FOR DIRECTORS

          NAME             AGE                      PRINCIPAL OCCUPATIONS
- -------------------------  ----  ------------------------------------------------------------
Timothy R.
  Schwertfeger...........   47   Executive Vice President of the Company since inception;
                                 Executive Vice President and Director of Nuveen & Co. since
                                 1989; prior thereto, Vice President of Nuveen & Co. since
                                 1980; Director of Nuveen Advisory Corp. and Nuveen
                                 Institutional Advisory Corp. since 1992; President and
                                 Director of the Nuveen Funds advised by Nuveen Advisory
                                 Corp. since July 1994; Director of Institutional Capital
                                 Corporation since May 1996.

          NAME               AGE                      PRINCIPAL OCCUPATIONS
- -------------------------    ----  ------------------------------------------------------------
Anthony T. Dean..........     51   Executive Vice President of the Company since inception;
                                   Executive Vice President and Director of Nuveen & Co. since
                                   1989; prior thereto, Vice President of Nuveen & Co. since
                                   1980; Director of Nuveen Advisory Corp. and Nuveen
                                   Institutional Advisory Corp. since 1992; Director and
                                   President of the Nuveen Funds advised by Nuveen
                                   Institutional Advisory Corp. since July 1994.

Willard L. Boyd..........     69   President, Field Museum of Natural History since 1981.

Duane R. Kullberg........     63   Retired since 1989; prior thereto, Managing Partner-Chief
                                   Executive Officer of Arthur Andersen & Co., S.C. since 1980.
                                   Director of the Chicago Board Options Exchange, Inc. and
                                   Carlson Companies, Inc.
NOMINEES FOR CLASS B DIRECTORS

Douglas W. Leatherdale...     59   Chairman of the Board of Directors, President and Chief
                                   Executive Officer of The St. Paul Companies, Inc. since
                                   1990; prior thereto, President and Chief Operating Officer from 1989 to 1990, and Executive Vice President from 1982 to
                                   1989, of The St. Paul Companies, Inc. Director of Nuveen &
                                   Co. from 1981 to 1992 and Nuveen Advisory Corp. from 1988 to
                                   1989. Director of United HealthCare Corporation and Northern
                                   States Power Company.

Patrick A. Thiele........     45   Executive Vice President since 1991, Chief Financial Officer since 1989 and Director since 1993, of The St. Paul
                                   Companies, Inc.; prior thereto, Senior Vice President from
                                   1989 to 1991, and Vice President--Finance from 1988 to 1989, of The St. Paul Companies, Inc. Director of Nuveen & Co.
                                   from 1988 to 1992, and Nuveen Advisory Corp. from 1989 to
                                   1992. Director of The Wenger Corporation.

Andrew I. Douglass.......     52   Senior Vice President and General Counsel of The St. Paul
                                   Companies, Inc. since 1993; prior thereto, Executive Vice
                                   President, General Counsel and Secretary of Heller
                                   International Corporation from 1985 to 1993.

W. John Driscoll.........     67   Chairman from May 1993 until his retirement in June 1994,
                                   formerly President, of Rock Island Company, a private
                                   investment company. Director of The St. Paul Companies,
                                   Inc., Comshare Incorporated, Northern States Power Company,
                                   Weyerhaeuser Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has six board committees--the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee, the Personnel Committee and the Bonus Committee.

The membership of these committees as of July 1, 1996, following the retirement of Messrs. Franke and Sveen, will be as follows, with the chairman of each committee indicated with an asterisk.

EXECUTIVE COMMITTEE           NOMINATING COMMITTEE
Anthony T. Dean               Willard L. Boyd*
Timothy R. Schwertfeger*      W. John Driscoll
Douglas W. Leatherdale        Duane R. Kullberg
                              Timothy R. Schwertfeger

AUDIT COMMITTEE               PERSONNEL COMMITTEE
Willard L. Boyd               Willard L. Boyd
W. John Driscoll              Anthony T. Dean
Duane R. Kullberg*            W. John Driscoll*
                              Duane R. Kullberg

COMPENSATION COMMITTEE        BONUS COMMITTEE
Willard L. Boyd               Anthony T. Dean
W. John Driscoll*             Timothy R. Schwertfeger*
Duane R. Kullberg

     The current membership of each such committee is the same as that indicated above, except that Mr. Franke currently holds each position to be held by Mr. Schwertfeger; Mr. Sveen currently holds each position to be held by Mr. Dean and Mr. Thiele currently holds the position on the Executive Committee that will be held by Mr. Leatherdale.

     The EXECUTIVE COMMITTEE is charged with exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board, except that it may not amend the Certificate of Incorporation or By-laws of the Company, adopt an agreement of merger, consolidation, or sale, lease or exchange of substantially all of the Company's property and assets, or take action with respect to the dissolution of the Company or the removal or indemnification of directors.

     The AUDIT COMMITTEE is charged with exercising the power and authority of the Board of Directors in the administration and review of the Company's internal accounting policies and controls.

     The COMPENSATION COMMITTEE is responsible for determining the compensation of the Chairman of the Board and the other executive officers of the Company, including the determination of awards to such officers under the Company's Annual Cash Bonus Plan (and will be responsible for determination of awards to such officers under the proposed Executive Officer Performance Plan). The Committee is also charged with the administration and interpretation of the Company's 1992 Special Incentive Plan (and of the proposed 1996 Equity Incentive Award Plan) and any other plan designed to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, including the selection of individuals for participation in the plan, the determination, grant, disbursement and settlement of awards thereunder, and the modification or acceleration of awards thereunder.

     The NOMINATING COMMITTEE is charged with exercising the power and authority of the Board of Directors to consider and nominate candidates for director of the Company, except Class B directors.

     The PERSONNEL COMMITTEE is charged with making recommendations to the Board of Directors with regard to the recruitment, management and compensation of the Company's personnel, other than the executive officers of the Company, including the establishment, administration and interpretation of the various compensation and incentive programs and benefit, pension and profit-sharing plans of the Company, and has the responsibility and authority to administer and interpret such programs and plans, except for matters delegated by the Board of Directors to the Bonus Committee, the Compensation Committee or expressly reserved to the Board of Directors.

     The BONUS COMMITTEE is charged with administering and interpreting the Company's Annual Cash Bonus Plan and its successor, the Annual Incentive Award Plan, including determination of the awards to be made under those Plans, except as such matters have been delegated by the Board of Directors to the Compensation Committee or expressly reserved to the Board of Directors.

     During the last fiscal year, the Company's Board of Directors held four meetings, the Compensation Committee held five meetings, the Audit Committee held four meetings, and the Personnel and the Nominating Committees each held one meeting. The Executive Committee and the Bonus Committee did not hold any formal meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     Except for directors employed either by the Company or The St. Paul Companies, Inc., directors receive an annual fee of $20,000, a fee of $1,000 for every board meeting attended in person, and a fee of $500 for each telephone meeting of the Board. The chairmen of the Audit, Nominating and Personnel Committees each receive an additional annual fee of $2,000.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual compensation for services to the Company in all capacities of the chief executive officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                  ------------------------
          NAME AND                    ANNUAL COMPENSATION         RESTRICTED     OPTIONS
          PRINCIPAL             -------------------------------     STOCK       (NUMBER OF       ALL OTHER
          POSITION              YEAR     SALARY        BONUS       AWARD(S)      SHARES)      COMPENSATION(1)
- -----------------------------   -----   ---------   -----------   ----------    ----------    ---------------
Richard J. Franke                1995   $ 500,000   $ 3,160,525           --            --       $  21,053
  Chairman & Chief Executive     1994     500,000     2,783,400           --            --          14,340
  Officer                        1993     500,000     3,514,000           --            --          28,363
Donald E. Sveen                  1995     500,000     3,160,525           --            --          21,053
  President & Chief Operating    1994     500,000     2,783,400           --            --          14,340
  Officer                        1993     500,000     3,514,000           --            --          28,363
Anthony T. Dean                  1995     250,000     3,160,525           --            --          21,053
  Executive Vice President       1994     250,000     2,783,400           --            --          14,340
                                 1993     250,000     3,514,000           --            --          28,363
Timothy R. Schwertfeger          1995     250,000     3,160,525           --            --          21,053
  Executive Vice President       1994     250,000     2,783,400           --            --          14,340
                                 1993     250,000     3,514,000           --            --          28,363
John P. Amboian(2)               1995     144,071       500,000    $ 720,000(3)     50,000         250,000
  Executive Vice President
  and
  Chief Financial Officer

- -------------------------
(1) Represents contributions to the named executive officer's account under the Company's tax-qualified Employees' Profit Sharing Plan and reallocations of forfeitures under that Plan except for Mr. Amboian who was paid $250,000 in cash as a relocation allowance.

(2) Mr. Amboian commenced his employment with the Company on June 5, 1995.

(3) Represents the value of 30,000 shares of restricted stock awarded under the Company's 1992 Special Incentive Plan with a market value of $24.00 per share on the Award Date of June 5, 1995. These shares vest as follows: (a) 20,000 shares will vest in 18 quarterly installments commencing on July 1, 1995 and thereafter on the first day of each successive fiscal quarter, the first installment equal to 1,300 shares, and each subsequent installment equal to 1,100 shares; and (b) 10,000 shares will vest in two installments:
    6,700 shares on July 1, 1996 and 3,300 shares on July 1, 1997. The participant receives dividends with respect to all restricted shares. As of December 31, 1995, 2,400 shares had vested; the remaining 27,600 shares of restricted stock had a market value of $683,100 based on the New York Stock Exchange--Composite Transaction closing of $24.75 on December 29, 1995.

     The Company has entered into consulting and non-compete agreements with Messrs. Franke and Sveen for a period of ten years following their retirement on June 30, 1996. Under these contracts the Company will pay each of Messrs. Franke and Sveen $25,000 per year, and Messrs. Franke and Sveen will provide consulting services and agree not to engage in any business activity that competes with the Company. The Company will also provide Messrs. Franke and Sveen off-site office space and administrative support following their retirements.

                                 OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1992 Special Incentive Plan (the "Incentive Plan") during the fiscal year ended December 31, 1995 to the named individual.

                                                         % OF TOTAL
                                            OPTION        OPTIONS       EXERCISE OR                   GRANT
                                            (NUMBER      GRANTED TO     BASE PRICE                     DATE
                                              OF        EMPLOYEES IN       PRICE       EXPIRATION    PRESENT
                  NAME                      SHARES)     FISCAL YEAR       ($/SH)          DATE       VALUE(1)
- ----------------------------------------   ---------    ------------    -----------    ----------    --------
John P. Amboian.........................   50,000(2)        100%          $ 24.00        5/27/02     $277,000

- -------------------------
     (1) Based on a variation of the Black-Scholes option pricing model modified specifically for the valuation of long-term employee incentive stock awards. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated under the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield.

     (2) This option becomes exercisable with respect to the shares of Class A Common Stock covered thereby in eighteen (18) quarterly installments, the first seventeen (17) installments of 2,800 shares each, and the last installment of 2,400 shares. The first such installment became exercisable on July 1, 1995, and subsequent installments become exercisable on the first day of each successive quarter thereafter.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information regarding the unexercised options to purchase shares of the Company's Class A Common Stock granted under the 1992 Incentive Plan to the named individuals, and held by them at December 31, 1995. None of the named individuals exercised any stock options during fiscal 1995.

                                                   NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                    OPTIONS AT 12/31/95            IN-THE-MONEY OPTIONS
                                                    (NUMBER OF SHARES)                AT 12/31/95(1)
                                                ---------------------------     ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- ----------------------------------------------  -----------   -------------     -----------   -------------
Richard J. Franke.............................    220,000              0        $ 1,485,000     $       0
Donald E. Sveen...............................    220,000              0          1,485,000             0
Anthony T. Dean...............................    183,333         36,667          1,237,498       247,502
Timothy R. Schwertfeger.......................    183,333         36,667          1,237,498       247,502
John P. Amboian...............................      5,600         44,400              4,200        33,300

- -------------------------
     (1) Based on the New York Stock Exchange-Composite Transaction closing price of $24 3/4 on December 29, 1995, the next preceding business day, the $18 exercise price for Messrs. Franke, Sveen, Dean and Schwertfeger and the $24 exercise price for Mr. Amboian.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report:

     The Company has long had compensation and incentive programs that maintain a direct relationship between employee compensation and Company results and provide incentives throughout the Company by sharing profits with all employees. This longstanding philosophy continued into 1995, and the alignment of employee interests, especially those of key executives, with the interests of shareholders will continue into the future and be strengthened under the proposed Executive Officer Performance Plan and the proposed 1996 Equity Incentive Award Plan. These new Plans, which have been approved by this Committee and the Board subject to shareholder approval, are designed to capitalize on the demonstrated strengths of the Company's incentive systems and also to provide for increasing employee ownership of Company stock, reinforcing to an even greater extent the commonality of interests between management and shareholders.

     There are several key elements to the Company's longstanding compensation philosophy:

          - Base salaries are set at levels sufficient to attract new employees, but the Company emphasizes profit-sharing cash awards under the Annual Cash Bonus Plan (and its proposed successors, the Executive Officer Performance Plan and the Annual Incentive Award Plan) to provide total compensation sufficient to retain talented and productive employees and to reward employees at every level of the organization for their contributions to the Company's operations.

          - Profit-sharing bonus awards are based on the overall profitability of the Company and not on the year-to-year profitability of a particular department or line of business. This fosters an atmosphere in which teamwork is rewarded and the Company retains the greatest amount of flexibility in developing its most important resources -- its employees.

          - The total amount available for profit-sharing bonus awards is a fixed percentage of the Company's pre-tax net operating income. This provides a strong incentive for performance, growth, and control of costs as the compensation of officers and employees is directly related to Company earnings.

          - Employee profit-sharing bonus awards are based on individual performance. They recognize each employee's contribution to the Company's success, both during the current year and during prior years; they also take into account management's expectations for each professional employee's future development. This process permits management to compensate employees for their longer-term performance, to encourage and reward employee growth and productivity, and to develop strong relationships between the Company and its employees at all levels.

          - Profit-sharing bonus awards for the Company's officer/directors are directly related to the Company's performance. If the Company's operating earnings exceed a predetermined threshold annual return on beginning equity, each officer/director earns an award equal to a percentage of the amount by which the Company's operating earnings have exceeded the threshold. This direct linkage between profitability above a threshold return and officer/director profit-sharing bonus awards reinforces the mutuality of interests between these key executive officers and those of the Company's shareholders. It also gives top management special incentive to focus the Company's growth in those areas in which the longer-term rates of return are the most attractive. Further, a policy of equal profit sharing bonus awards for the officer/directors encourages teamwork and partnership among these key executive officers. This structure has worked well for the Company and has been carried forward into the proposed Executive Officer Performance Plan.

          - The introduction of a continuing program of equity-based incentive awards under the proposed Equity Incentive Award Plan will further advance the alignment of employee and shareholder interests by progressing toward substantial and broad-based employee ownership of Company stock.

This Committee believes that Nuveen's compensation programs, with their clear and direct relationship between profit sharing bonus awards and Company profitability, have served the Company well and that the revised programs will do so into the future. The Committee is aware that the Omnibus Budget Reconciliation Act of 1993 established a $1 million limit on the federal tax law deductibility of the compensation paid to key executives, subject to certain exceptions, including an exception for compensation paid under a plan, like the Company's Annual Cash Bonus Award Plan, in effect prior to the initial public offering of a company's common stock. Pursuant to this exception, which expires for compensation paid in 1996, the Company plans to deduct all compensation paid to its officer/directors for 1995. The proposed new Plans are intended to permit the continued full deductibility of compensation paid to executive officers. The Committee intends to continue to pursue compensation strategies designed to permit the Company to retain maximum federal tax advantage while providing strong performance incentives.

     The executive officer 1995 salaries and profit sharing bonus awards reflected in the table on page 10 are the product of these longstanding incentive programs. The base salaries are approximately the median salaries for executives of securities firms in comparable positions, according to a yearly independent survey of executive compensation in the industry. The profit sharing bonus awards for each of the officer/directors, which as described above are based on the Company's operating earnings, increased nearly 14% from 1994, reflecting the 21% increase in the Company's earnings for the year.

     We believe that the caliber and motivation of our employees and the quality of their leadership are two of the most important factors affecting the Company's long-term performance. We further believe that the direct relationship between executive pay and Company performance served the Company well in 1995 and will continue to do so under the proposed new incentive plans in the future.

                                          W. John Driscoll, Chairman
                                          Willard L. Boyd
                                          Duane R. Kullberg

                                RETIREMENT PLANS

     Each of the five named executive officers participates in the Company's non-contributory Retirement Plan, in which all employees who have completed one year of service and attained age 21 are eligible to participate. The table below sets forth with respect to the Retirement Plan the estimated annual straight life annuity benefits calculated upon retirement at normal retirement age for employees with the remuneration and years of service indicated.

AVERAGE                       ESTIMATED ANNUAL BENEFITS
 FINAL                             YEARS OF SERVICE
  BASE       ------------------------------------------------------------
 SALARY         15           20           25           30           35
- --------     --------     --------     --------     --------     --------
$125,000     $ 28,125     $ 37,500     $ 46,875     $ 56,250     $ 65,625
$150,000     $ 33,750     $ 45,000     $ 56,250     $ 67,500     $ 78,750
$175,000     $ 39,375     $ 52,500     $ 65,625     $ 78,750     $ 91,875
$200,000     $ 45,000     $ 60,000     $ 75,000     $ 90,000     $105,000
$300,000     $ 67,500     $ 90,000     $112,500     $135,000     $157,500
$400,000     $ 90,000     $120,000     $150,000     $180,000     $210,000
$500,000     $112,500     $150,000     $187,500     $225,000     $262,500
$600,000     $135,000     $180,000     $225,000     $270,000     $315,000

     Each participant's benefits are determined under a formula which takes into account years of credited service and the participant's average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. The maximum annual benefit payable under the plan is not to exceed the lesser of $120,000 (subject to future adjustments for inflation) and 100% of a participant's average aggregate compensation for the three consecutive years in which he received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. Participants vest after five years of service to the Company and its subsidiaries. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age.

     The Company has adopted an Excess Benefit Retirement Plan, which provides certain highly compensated employees who participate in the Retirement Plan, including Messrs. Franke and Sveen, with additional retirement income in an amount equal to the difference between (i) the benefits any such employee would have received under the Retirement Plan but for limitations imposed by the Internal Revenue Code on the amount of annual benefits payable pursuant to a tax-qualified retirement plan and (ii) the benefits actually payable to such employee under the Retirement Plan.

     The credited years of service under the Retirement Plan for Messrs. Franke, Sveen, Dean, Schwertfeger and Amboian as of December 31, 1995 were 35, 35, 18, 17 1/2 and 1/2, respectively. Compensation on which plan benefits are based includes only base salary and not bonuses, incentive compensation, or profit-sharing plan contributions. Such compensation for these five individuals therefore is currently $500,000, $500,000, $250,000, $250,000 and (when Mr.
Amboian becomes eligible after a full year of service) $250,000 respectively.

                             EMPLOYMENT AGREEMENTS

     At the time of the initial public offering of its Common Stock in 1992, the Company entered into employment agreements with Messrs. Franke, Sveen, Dean and Schwertfeger and other key members of the Company's management. The agreements with Messrs. Franke and Sveen provide for an employment term commencing on May 27, 1992 and ending on June 30, 1996. The agreements with the other executives, including Messrs. Dean and Schwertfeger, provide for a five-year employment term, which commenced on May 27, 1992 and will end on May 27, 1997. Additionally, on June 5, 1995, the Company entered into an employment agreement with Mr. Amboian. This agreement provides for an employment term which commenced on June 5, 1995 and will end on May 27, 1997. The Company had not, prior to its initial public offering, entered into employment agreements, and it does not currently expect to extend the present contracts as they expire in 1997 or enter into new ones with its management. The current agreements provide for compensation for each executive in the form of (i) an annual base salary (which may be increased, but not reduced, during the employment period), (ii) the opportunity to earn an annual bonus award in accordance with the terms and conditions of the Company's Annual Bonus Plan, (iii) the right to participate in the Company's executive compensation plans and programs, as such plans and programs may be in effect from time to time, and (iv) such medical, dental and disability benefits, accident and life insurance, and other employee benefits as are provided in accordance with the Company's plans and programs for executives in effect from time to time.

     Under the terms of each employment agreement, the Company and the executive have the right to terminate the executive's employment at any time, provided that in the event that the executive's employment is terminated by the Company without cause (as defined in each agreement) or by the executive on account of constructive termination (as defined in each agreement), the Company will be required to pay to the executive termination compensation, in addition to any accrued and unpaid amounts, including pro-rated bonus, owed to the executive under the agreement as of the date of termination, consisting of (i) one year's base salary at the rate in effect on the date of termination, (ii) an amount equal to the average of the annual bonuses paid to the executive in the last three full fiscal years of the Company preceding the date of termination, (iii) subject to the terms of certain benefit plans and programs, continuation of medical and certain other employee benefits until the date on which the employment term otherwise would have ended under the agreement, and (iv) immediate vesting of all outstanding and previously unvested awards granted to the executive under the 1992 Incentive Plan as of the date of termination. If termination of employment were to take place within one year of the end of the employment period, these payments would be reduced to an amount reflecting that percentage of a year remaining in the employment period. In addition, the Company will be obligated to pay the executive additional amounts to compensate the executive for any excise taxes that may be imposed under federal or other tax laws as a result of payments made to the executive, including an accelerated vesting of awards under the 1992 Incentive Plan, in connection with a termination of the executive's employment by the Company without cause or by the executive for constructive termination, or on account of a change in control of the Company (as defined in the 1992 Incentive Plan).

                         STOCKHOLDER RETURN INFORMATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock to the cumulative total return of the S&P Composite-500 Stock Index and the S&P Composite-Brokerage Firm Index for the period commencing May 31, 1992 and ending December 31, 1995. In each case the graph assumes a $100 investment in the Company's Class A Common Stock and each index on May 31, 1992 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD                                          S&P BROKER-
    (FISCAL YEAR COVERED)           NUVEEN          S&P 500           AGE
MAY-92                                  100.00          100.00          100.00
DEC-92                                  149.00          107.00          116.00
DEC-93                                  146.00          118.00          156.00
DEC-94                                  137.00          119.00          131.00
DEC-95                                  153.00          164.00          186.00

                    THE NUVEEN INCENTIVE COMPENSATION PLANS

     BACKGROUND.

     The Company has long had compensation and incentive programs that have maintained a direct relationship between employee compensation and Company results and that have provided incentives throughout the Company by sharing profits with all employees.

     As discussed in greater detail in the Report of the Compensation Committee on page 12, there are several key elements to the Company's long-standing compensation philosophy. Base salaries and annual cash bonuses have been set at levels sufficient to attract new employees, to provide total compensation sufficient to retain talented and productive employees, and to reward employees at every level of the organization for their contributions to the Company's operations.

     Annual cash bonus awards have been paid to employees under the Annual Cash Bonus Plan (the "Cash Bonus Plan"). Since the Company's initial public offering in 1992 the total amount available for annual cash bonus awards, together with contributions to the Company's qualified profit sharing plan (the "Award Pool"), has been 25 percent of the Company's adjusted pre-tax consolidated net operating income, prior to accrual for payment of incentive compensation awards ("Operating Income"). The portion of the Award Pool that has been awarded to each officer who is also a director (an "officer/director") has been 2.5 percentage points of the amount by which Operating Income for the year has exceeded a 12% return on equity capital as of the beginning of the year ("Beginning Equity").

     The Cash Bonus Plan, based as it is on Company net operating income, and the awards to officer/ directors, based as they are on operating income over a threshold return on equity, have created a strong alignment of interests between Company management and stockholders. Further, because the Cash Bonus Plan has been based on the overall profitability of the Company and not on the profitability of a particular department or line of business, the Cash Bonus Plan has fostered an atmosphere in which teamwork is rewarded and has provided a strong incentive for performance, growth, and control of costs. Additionally, the policy of equal profit-sharing bonus awards to the officer/directors based on earnings in excess of a threshold return on equity has encouraged teamwork and partnership among these key executive officers and focused senior management on effective use of the Company's capital.

     The Internal Revenue Code of 1986, as amended (the "Code"), was amended in 1993, adding Section 162(m), which establishes limits on the extent to which compensation of a corporation's chief executive officer and the four other "named executives" whose compensation is disclosed in annual proxy materials may be deducted by the employer corporation. Compensation that is "performance-based," as that term is defined in Section 162(m) and the regulations thereunder, is not subject to these deductibility limits. The provisions of Section 162(m) first become applicable to the Company for compensation paid in 1996. The Compensation Committee and the Board have concluded that the principal objectives of the Company's compensation plans must be to continue to attract and to retain talented and productive employees, and to provide appropriate incentives for superior performance; they have also concluded, however, that unlimited income tax deductibility of executive compensation should be secured so long as this can be accomplished without sacrificing the overriding objectives of the Company's compensation plans.

     PLAN CHANGES AND EQUITY INCENTIVE AWARDS.

     The Board has reviewed the Company's longstanding incentive programs, and has approved the changes to such programs and made the Equity Incentive Awards discussed herein with two principal objectives: first, to provide for the continued and even stronger alignment of management's interests with those of shareholders by establishing a continuing program of equity-based incentives for employees with the goal of substantial and broad-based employee ownership of Company stock; and, second, to permit awards under the plans described below to continue to qualify for unlimited federal income tax deductibility.

     Under the proposed revised incentive plans, the total amount available for cash bonus awards to all employees, together with the "fair value" of equity awards made 'in lieu' of cash bonus awards, all as discussed below, together with contributions to the Company's qualified profit sharing plan, will remain equal to 25% of the Company's Operating Income.

A. APPROVAL OF THE 1996 EQUITY INCENTIVE AWARD PLAN

     The Compensation Committee has recommended, and the Board of Directors has approved, subject to shareholder approval, the 1996 Equity Incentive Award Plan (the "Equity Plan").

     The following summary of the Equity Plan is qualified by reference to the copy of the Plan attached as Exhibit A hereto.

     PRINCIPAL TERMS OF THE PLAN.

     Certain employees of the Company and its subsidiaries (expected eventually to comprise approximately 100 persons) are eligible to participate in the Equity Plan upon recommendation of the Bonus Committee and approval by the Compensation Committee. Subject to the terms of the Equity Plan, the Compensation Committee has authority to determine the nature, size, terms and conditions of, and all other matters relating to awards, to prescribe award agreements, and to interpret the Equity Plan. Awards under the Equity Plan may be in the form of grants of restricted Class A Common Stock and options to purchase Class A Common Stock.

     Over the expected five-year plan period, an aggregate of 3.8 million shares of Class A Common Stock (subject to adjustments for stock dividends, stock splits, extraordinary distributions of cash or property, and certain changes in capitalization) are reserved for Awards under the Equity Plan. Up to 950,000 shares of Class A Common Stock may be issued in connection with awards of restricted stock under the Equity Plan.

     Performance Goals. The Committee may make Awards in lieu of a specified cash award under the Executive Officer Performance Plan (which is described in detail below) or the Company's Annual Incentive Award Plan. Such Awards are designated "In Lieu Awards," and the Initial Equity Awards described below include In Lieu Awards. The recipient of an In Lieu Award will receive for one or more plan years a cash incentive award under the Executive Officer Performance Plan or the Annual Incentive Award Plan that is reduced from the amount that would otherwise have been paid by an amount equal to the "Fair Value" of the In Lieu Award, as determined by the Committee at the time of grant. Vesting of an In Lieu Award may be contingent upon the recipient earning a cash incentive award at least equal to such Fair Value. In addition, if the Committee so determines at the time of grant, Awards may be made subject to the achievement of one or more performance goals based upon attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividends), achievement of cost control, or stock price, in each case of the Company or such subsidiary, division or department of the Company or subsidiary for or within which the participant is primarily employed. The performance goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. In approving the Equity Plan, the shareholders will be approving the foregoing terms of In Lieu Awards and other performance goals, among other things.

     Restricted Stock and Dividend Equivalents. Restricted stock awards consist of shares of Class A Common Stock that are awarded to a participant, subject to forfeiture if the conditions established by the Committee are not met. Such conditions may include, but are not limited to, continued employment for a specified period and/or the achievement of performance goals as described below. A participant may also elect to defer receipt of restricted stock until a time later than when the awards vest and would otherwise be deliverable.

     Before the vesting of shares of restricted stock that are not deferred, a participant has voting and dividend rights with respect to his or her restricted shares, but cannot sell, transfer (other than by will or by the laws of descent and distribution), exchange or encumber the restricted shares. Before delivery of shares of restricted stock that are deferred, a participant has no rights of a shareholder with respect thereto, but will receive payment of compensation equal to the dividends that would otherwise be paid thereon ("dividend equivalents") on a current or deferred basis as elected by the participant. Any unvested restricted shares will vest if a participant's employment with the Company is terminated because of death, disability or retirement, by the Company for any reason other than Cause, by the participant for Constructive Termination, or as a result of a Disaffiliation Transaction, as all those terms are defined in the Equity Plan. Notwithstanding any other provision of the Equity Plan, in the event of a Change in Control of the Company (as defined in the Equity Plan), all shares of restricted stock that have not yet vested shall become immediately and fully vested and any remaining restrictions on transferability shall immediately lapse. The maximum number of shares of restricted stock that may be awarded to any one individual annually under the Equity Plan is 120,000 shares, subject to adjustment as described above.

     Stock Options. Options awarded under the Equity Plan will be granted in the form of "non-qualified stock options." Options entitle a participant to purchase shares of Class A Common Stock at a price per share established at the award date, which may not be less than the fair market value of such stock on the award date, and may be exercised not later than ten (10) years from the award date. Stock options, whether or not currently exercisable, may not be sold, transferred, exchanged or encumbered except in limited circumstances specified in the Equity Plan. Upon the termination of employment of a participant because of death, disability or retirement, by the Company without Cause, by the participant for Constructive Termination or as a result of a Disaffiliation Transaction, except as otherwise specified by the Committee at the time of grant, any outstanding stock options that have not yet become exercisable will become exercisable, and all outstanding options will, in the case of options that are In Lieu Awards, remain exercisable for the remainder of their term; in the case of options that are not In Lieu Awards, such options will remain exercisable for not more than three years after termination of employment because of death, disability or retirement and not more than 60 days after the other types of termination. Except as otherwise specified by the Committee at the time of grant, in the event of termination of employment for any other reason, stock options that have not yet become exercisable shall be forfeited, and all other outstanding stock options shall remain exercisable for a period of 60 days following the date of termination (but not after the expiration date of the option). Notwithstanding any other provision of the Equity Plan, in the event of a Change in Control of the Company, (as defined in the Equity Plan), all unexercised options granted thereunder shall become immediately and fully exercisable and any remaining restrictions on transferability of shares acquired pursuant to option exercise shall immediately lapse. The maximum number of shares that may be subject to an option grant to any one individual annually under the Equity Plan is 600,000 shares, subject to adjustment as described above. Once granted, options may not be repriced or replaced by new options with lower exercise prices.

     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.

     The Company has been advised that, based on the present provisions of the Code and regulations promulgated thereunder, the federal income tax consequences of the grant, vesting and exercise of Awards under the Equity Plan and the subsequent disposition of stock acquired thereby will be as described below. The following discussion addresses only the general federal income tax consequences of Awards. Participants in the Equity Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax, and securities laws restrictions, given their individual situations.

     Non-qualified Stock Options. Only non-qualified stock options may be granted under the Equity Plan. Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the option is exercised over the exercise price for such shares. At that time, the Company will be allowed a tax deduction equal to the amount of ordinary taxable income recognized by the optionee, subject to the limitations described below.

     When an optionee exercises a non-qualified stock option by paying the exercise price solely in cash, the basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received. When an optionee exercises a non-qualified stock option by exchanging previously acquired shares of Class A Common Stock of the Company held as capital assets in partial or full payment of the exercise price, shares of Class A Common Stock of the Company received by the optionee equal in number to the previously acquired shares exchanged therefor will be received free of tax and will have the same basis and holding period as such previously acquired shares. The optionee will recognize ordinary taxable income equal to the fair market value of any additional shares received by the optionee, less the amount of any cash paid by the optionee. The optionee will have a basis in such additional shares equal to their fair market value on the date ordinary income is recognized and the holding period of such shares will commence on the day after they are transferred to the optionee.

     Upon subsequent disposition of shares acquired upon exercise of a non-qualified stock option, the difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain treatment is applicable if the shares are held for more than one year. The subsequent disposition of shares acquired by exercise of a non-qualified stock option will not result in any additional tax consequences to the Company.

     Restricted Stock. Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the grant of restricted stock. Upon the lapsing of restrictions on restricted stock, or, if the restricted stock is deferred pursuant to the provisions of the Equity Plan, upon the delivery of the restricted stock at the expiration of the deferral period, the holder will recognize ordinary income equal to the fair market value of the shares on the date of such lapse or delivery. Alternatively, if the restricted stock is not deferred, the participant may elect, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the shares on the date of grant without giving effect to the restrictions on transfer. In any event, at the time the participant recognizes income with respect to the restricted stock, the Company is entitled to a deduction in an equal amount, subject to the limitations described below.

     Limitations on Company's Ability to Take Deductions. The Company must satisfy applicable federal tax reporting requirements with respect to stock awards under the Equity Plan in order to be entitled to the deductions described above. In addition, Section 162(m) of the Code provides that compensation of any individual who is the Chief Executive Officer or any of the four other most highly-paid officers of the Company may not be deducted to the extent such compensation exceeds $1 million in any taxable year, unless such compensation qualifies as "performance-based" under Section 162(m). Awards granted under the Equity Plan should be able to qualify as performance-based for purposes of
Section 162(m) if they are either options granted with an exercise price not less than fair market value on the date of grant, or restricted stock vesting of which is contingent upon the achievement of objective performance goals; it is expected that the Initial Equity Incentive Awards described below will so qualify. However, the Equity Plan permits the making of awards that would not qualify as performance-based compensation.

     If Awards under the Equity Plan are accelerated in connection with a Change in Control of the Company, all or a portion of the value of such Awards may constitute "excess parachute payments." The Company would not be permitted to deduct excess parachute payments, and the recipient of such a payment would be subject to a 20 percent federal excise tax. Furthermore, excess parachute payments to individuals covered by Section 162(m) of the Code would reduce the $1 million limitation on deduction of their compensation by an equal amount, and thus could result in other compensation to such individuals being nondeductible.

     INITIAL EQUITY INCENTIVE AWARDS AND ANTICIPATED ANNUAL AWARDS.

     The Board and its Compensation Committee on February 23, 1996 (the "Award Date") awarded certain key executives, subject to shareholder approval of the Equity Plan, the options to purchase Class A Common Stock and the restricted Class A Common Stock described below (the "Initial Equity Incentive Awards"). There are two categories of Initial Equity Incentive Awards: first, as part of the transition in senior management that will follow the retirement of Messrs. Franke and Sveen, awards of Special Options were made to certain key management personnel. The exercise price of the Special Options is 120% of the market price of shares of the Class A Common Stock at the close of business on the Award Date. Second, awards of restricted stock and options (the "In Lieu Awards") were made in exchange for reductions in cash incentive awards that would otherwise be payable for 1996 and 1997. The exercise price of the options included in the In Lieu Awards (the "In Lieu Options") is, for a portion of the options, 120%, and for the remainder 100%, of the market price of shares of the Class A Common Stock at the close of business on the Award Date. The Initial Equity Incentive Awards, included in the table below, are subject to shareholder approval of the Equity Plan.

     The Committee does not expect to make additional Awards under the Equity Plan in 1996 or 1997 to the executive officers (the members of the Company's management committee) who have received Initial Equity Incentive Awards. It does, however, anticipate making additional Awards under the Equity Plan to a broader group of employees as part of the Company's annual incentive compensation program. These anticipated awards are included in the amounts shown as awards to the "non-executive officer employee group" shown in the table described below.

     The following table shows the Initial Equity Incentive Awards that have been made subject to shareholder approval of the Equity Plan and the Awards that the Company anticipates making to non-executive officer employees during 1996 and 1997:

                                                                               AWARDS IN LIEU OF
                                                                           1996-97 CASH BONUS AWARDS
                                                                     -------------------------------------
                                             SPECIAL OPTIONS                               OPTIONS
                                          ----------------------                    ----------------------
                                          NUMBER OF     EXERCISE     RESTRICTED     NUMBER OF     EXERCISE
                  NAME                     SHARES        PRICE         STOCK         SHARES        PRICE
- ----------------------------------------  ---------     --------     ----------     ---------     --------
Richard J. Franke
  Chairman and CEO......................        --          --              --            --          --
Donald E. Sveen
  President and COO.....................        --          --              --            --          --
Timothy R. Schwertfeger
  Executive Vice President
  (Chairman- and CEO-elect).............   125,000         $30          44,000       220,000         $30
Anthony T. Dean
  Executive Vice President
  (President- and COO-elect)............   125,000         $30          44,000       220,000         $30
John P. Amboian
  Executive Vice President..............    65,000         $30          18,000        44,620         $25
  and CFO                                                                             24,000         $30
All executive officers..................   475,000         $30         162,000       202,540         $25
  as a group                                                                         507,000         $30
Non-executive officer...................   275,000          (1)        183,000       820,460          (1)
  employee group(1)

- -------------------------
(1) Included in these Awards are the following Initial Equity Incentive Awards:
    (a) Special Options on 125,000 shares, with an exercise price of $30; and
    (b) "In Lieu" awards of 28,000 shares of restricted stock and awards of options on 133,460 shares, with an exercise price of $25, and of options on 21,000 shares, with an exercise price of $30.

     Cash incentive awards for 1996 and 1997 to recipients of the In Lieu Awards that were included in the Initial Equity Incentive Awards will be reduced from the amounts otherwise payable under the Executive Officer Performance Plan by an amount equal to the "fair value" of the In Lieu Awards, as determined by the Compensation Committee as of the Award Date. Specifically for the officer/directors, the cash bonus awards that will be payable to Messrs. Schwertfeger and Dean will be reduced by $1 million each for 1996 and by an additional $1 million each for 1997, reflecting the "fair value" of their Initial In Lieu Awards.

     In determining "fair value," the Compensation Committee valued restricted Class A Common Stock at a discount to the closing market price of the Class A Common Stock on the Award Date, with the discount equal to 3% of the market price for each year of restriction. Options were valued at a 1:4 ratio to the fair value of each share of restricted Class A Common Stock for the options with a strike price established at 100% of the market price at the Award Date and at a 1:5 ratio for options with a strike price established at 120% of the market price at the Award Date. These option value ratios were derived by application of a modified Black-Scholes option pricing model.

     Restricted Class A Common Stock included as part of the Initial Equity Incentive Awards will vest in a single installment on January 1, 1999. Vesting will be subject to the recipient's having earned in 1996 and 1997 incentive awards at least equal in the aggregate to the fair value of such restricted shares.

     In Lieu Option Awards become exercisable in a single installment on January 1, 1999 and Special Options included as part of the Initial Equity Incentive Awards become exercisable in a single installment on January 1, 2000.

     OTHER PLAN TERMS.

     Amendment. The Equity Plan may be terminated, suspended, amended or modified by the Board of Directors with the consent of a majority of the Class B Directors, provided that no termination, suspension, amendment or modification
(i) may be made without shareholder approval to the extent such approval is required by federal or state law, regulation or rule of any stock exchange or automated quotation system on which the Class A Common Stock is listed or quoted, or (ii) may, without the consent of the participant affected, impair the rights of a participant under the Equity Plan.

     Vote Required. Approval of the Equity Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Equity Plan. A holder of Class A Common Stock may, with respect to the approval of the Equity Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or (iii) "ABSTAIN" from voting on the Equity Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Equity Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 EQUITY INCENTIVE AWARD PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE EQUITY PLAN.

B. APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE PLAN

     The Compensation Committee has also recommended, and the Board has also approved, subject to shareholder approval, a restatement of the Cash Bonus Plan into the following two plans: (i) the "Executive Officer Performance Plan" (the "Performance Plan") covering not less than five executive officers (a group that currently numbers 9) selected annually by the Compensation Committee; and (ii) the "Annual Incentive Award Plan" (the "Incentive Plan") covering all other officers and employees who are selected by the Bonus Committee. The principal purpose of the restatement is to ensure that the compensation of key executives is

"performance-based," and fully deductible for federal income tax purposes. In this connection, the Board proposes for approval by shareholders the Performance Plan, which is summarized below.

     The portion of the Award Pool which is available for payment of annual incentive awards to executives under the Performance Plan (the "Performance Plan Pool") is equal to the total number of executive officers participating in the Performance Plan for the year times 2.5 percent of the amount, if any, by which the Company's pre-bonus, pre-tax net operating income ("Net Operating Income") for the year exceeds an amount that represents a 12 percent return on beginning equity capital ("Incentive Earnings"), but not to exceed 25% of Net Operating Income. Shortly after the close of each fiscal year, the Compensation Committee will certify whether the preestablished threshold return on equity has been satisfied and, if so, determine the awards payable under the Performance Plan.

     The cash incentive awards payable to each of the Chief Executive Officer and the Chief Operating Officer will continue to be equal to 2.5 percentage points of Incentive Earnings (the "Maximum Percentage"), but for 1996 and 1997 will be reduced by the fair value of such officer's Initial Equity Incentive In Lieu Award (as determined by the Compensation Committee as of the Award Date) and in future years will be similarly reduced by the fair value of any future In Lieu Awards. The cash incentive award payable to each participant other than the Chief Executive Officer and the Chief Operating Officer may not be greater than the Maximum Percentage, but it is expected that such awards will be reduced to lesser amounts, as determined by the Compensation Committee based upon the recommendation of the Bonus Committee and other factors considered relevant by the Compensation Committee, and will be further reduced for 1996 and 1997 by the fair value of such participant's Initial Equity Incentive In Lieu Award (as determined by the Compensation Committee as of the Award Date) and in future years will be similarly reduced by the fair value of any future equity awards made in exchange for reductions in cash compensation. To the extent an award is reduced below the Maximum Percentage, the excess will not be available to the other executives participating in the Performance Plan but will be available for distribution to participants in the firm-wide Incentive Plan. Generally, a participant must be employed by the Company or a subsidiary of the Company on the last day of the applicable plan year to be entitled to receive a cash incentive award for the year. However, if a participant's employment is terminated as a result of death, disability or retirement, by the Company or a subsidiary without Cause, by the Participant for Constructive Termination or as a result of a Disaffiliation Transaction (as those terms are defined in the Performance Plan), a pro rata award will be payable for the year of termination.

     Under the Performance Plan, each participant has the right to defer receipt of all or a part of any cash payment due with respect to an award, in accordance with the terms of the Deferred Bonus Plan. The Deferred Bonus Plan provides the opportunity to defer payment of all or a portion of awards under the Performance Plan pursuant to a participation agreement setting forth the portion of the bonus that is to be deferred, the period for which payment is to be deferred, the date on which payment is to begin (not before age 55 while employed), and the period over which payment is to be made. Deferred amounts accrue interest at the prime rate.

     Awards under the Performance Plan for services to be rendered in 1996 are not determinable since they will be dependent on 1996 operating results. If the Performance Plan had been in effect in 1995, and if the Initial Equity Incentive Awards had been made in 1995, but had had value equal to their value as of the Award Date, the cash incentive awards that would have been paid to Messrs. Franke and Sveen, who received no Initial Equity Incentive Awards in light of their impending retirements, would have been unchanged from that which each received as shown in the Summary Compensation Table on page 10 of this Proxy Statement. The Initial Equity Incentive Awards that would have been paid to Messrs. Schwertfeger and Dean would have been equal to the 1995 bonus each received as shown in the Summary Compensation Table on page 10 of this Proxy Statement, less approximately $1,000,000, an amount equal to one-half of the fair value of such officer's In Lieu Award (as determined by the Compensation Committee as of the Award Date), and Messrs. Schwertfeger and Dean would have received the Initial Equity Incentive Awards. The awards that would have been made in 1995 to the other executive officers who would have participated in the Performance Plan are not determinable because the amounts of such awards are at the discretion of the Compensation Committee, subject to the limit of the Maximum Percentage, and subject to reduction in exchange for any In Lieu Awards. Similarly, because of the Compensation Committee's authority to reduce bonus amounts payable to such other executive officers, the amount which would have been paid to all executive officers as a group under the Performance Plan is not determinable.

     Amendment. The Performance Plan may be amended or terminated by a majority vote of the Board of Directors, provided that no amendment or termination may have the effect of increasing the award that would otherwise be payable to a participant for any plan year that begins before such amendment or termination is adopted by the Board of Directors.

     Vote Required. Approval of the Performance Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Performance Plan. A holder of Class A Common Stock may, with respect to the approval of the Performance Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or (iii) "ABSTAIN" from voting on the Performance Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Performance Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE PLAN.

     PLAN ADMINISTRATION.

     The Performance Plan and the Equity Plan will be administered by the Compensation Committee. Each member of the Compensation Committee is, and must be, a "disinterested person," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of
Section 162(m) of the Code and the regulations thereunder. The Compensation Committee is authorized to establish rules and regulations for administration of the Performance Plan and the Equity Plan, to make awards under those Plans, and to make determinations and interpretations under those Plans. The Incentive Plan will be administered by the Bonus Committee, a committee consisting of the Company's Chief Executive and Chief Operating Officers.

                             SELECTION OF AUDITORS

     The independent certified public accounting firm of KPMG Peat Marwick LLP, a member of the international accounting firm Klynveld Peat Marwick Goerdeler, has been selected by the Board of Directors upon recommendation of its Audit Committee to act as the auditors for the Company and its subsidiaries for the current fiscal year. At the annual meeting, the shareholders will be asked to ratify the Board of Directors' selection. A holder of Class A Common Stock may, with respect to the selection of independent auditors, (i) vote "FOR" such selection, (ii) vote "AGAINST" such selection or (iii) "ABSTAIN" from voting on the selection. A vote to abstain from voting on this matter will have the effect of a vote against such selection.

     KPMG Peat Marwick LLP, which has served as independent auditors of the Company and its subsidiaries since the Company's inception in March 1992, is expected to have a representative present at the annual meeting to respond to appropriate questions of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR SUCH RATIFICATION.

                  SHAREHOLDER PROPOSALS -- 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1997 annual meeting of shareholders must be received by the Company by December 1, 1996 in order to be considered for inclusion in the Company's 1997 Annual Meeting Proxy Statement and form of proxy to be mailed in March 1997.

     The Nominating Committee will consider persons recommended by shareholders as candidates for election to the Board of Directors at the annual meeting of shareholders. The By-laws of the Company provide that a shareholder wishing to nominate a candidate for election to the Board is required to give notice to the Secretary of the Company of such nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the shareholders' meeting, or if less than 70 days' notice or prior disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information as set forth in the By-laws about both the nominee and the shareholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A nomination which does not comply with the above requirements will not be considered.

     Such proposals or nominations should be addressed to James J. Wesolowski, Secretary, The John Nuveen Company, 333 West Wacker Drive, Chicago, Illinois 60606.

                                    GENERAL

     Management does not intend to present and does not have reason to believe that others will present any other items of business at the meeting. However, if other matters are properly presented at the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     A list of shareholders entitled to be present and to vote at the meeting will be available at the offices of the Company, 333 West Wacker Drive, Chicago, Illinois, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

     Failure of a quorum to be present at the meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation is reasonable and in the best interests of the shareholders. Under the Company's By-laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

     IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                   JAMES J. WESOLOWSKI
                                                        Secretary

                                                                       EXHIBIT A

                    NUVEEN 1996 EQUITY INCENTIVE AWARD PLAN

     The John Nuveen Company hereby establishes the Nuveen 1996 Equity Incentive Award Plan for the benefit of its eligible Participants (as hereinafter defined) for the purposes hereinafter set forth.

I. DEFINITIONS

     (a) "Award" shall mean an award of Non-Qualified Stock Options, Restricted Stock, or any combination thereof.

     (b) "Beneficiary" shall mean (i) in the event of the Disability or incompetence of a Participant, the person or persons who shall have acquired on behalf of such Participant by legal proceeding or otherwise the right to receive the benefits specified under this Plan, or (ii) in the event of a Participant's death, the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (c) "Board of Directors" shall mean the Board of Directors of the Company.

     (d) "Bonus Committee" shall mean the senior executive officers of the Company selected by the Board of Directors to administer the Company's Annual Incentive Award Plan.

     (e) "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean (i) the willful engaging by the Participant in conduct which the Participant knows, or has substantial reason to believe, is illegal to the extent of a felony violation (or the equivalent seriousness under laws other than those of the United States) and which has effects on the Company or the Participant materially injurious to the Company; (ii) any act or acts of serious dishonesty or gross misconduct which result in material damage to the Company or its business or reputation or which the Board of Directors reasonably determines do materially and adversely affect the value, reliability or performance of the Participant to the Company; (iii) the willful and continued failure by the Participant to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant by the Board of Directors identifying the manner in which the Participant has failed to substantially perform his or her duties. For purposes of the proviso of the preceding sentence: (i) no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company; (ii) any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company; and (iii) notwithstanding the foregoing, the Participant shall not be deemed to have been terminated with Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of a majority of the entire Board of Directors of the Company at a meeting of the Board called and held after such reasonable notice to the Participant and at which the Participant has had an opportunity, together with his or her other counsel, to be heard before such Board, finding that in the good faith opinion of such Board, the Participant was guilty of the conduct set forth above and specifying the particulars thereof in detail.

     (f) "Change in Control" shall mean any of the following:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company,
     (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

          (ii) individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) The approval by the shareholders of the Company of (x) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of the Company (each of (x) and (y), a "Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of the Company's Class B stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     (g) "Class A Common Stock" shall mean the Class A Common Stock of the Company, par value $.01 per share.

     (h) "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $.01 per share.

     (i) "Class B Directors" shall mean those members of the Board of Directors of the Company that have been nominated and elected by the holders of the Class B Common Stock in accordance with the provisions of the Company's certificate of incorporation.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (k) "Committee" shall mean the Compensation Committee of the Board of Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist of at least two directors, each of whom (i) is not an employee of the Company or any Nuveen Subsidiary, (ii) is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule, as any such rule may be amended from time to time, and (iii) is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

     (l) "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

     (m) "Company" shall mean The John Nuveen Company, a Delaware corporation, and its successors.

     (n) "Constructive Termination" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Constructive Termination" shall mean any of the following, without the written consent of the Participant: (i) a substantial adverse change in the Participant's position, authority, responsibilities or titles; (ii) a requirement that the Participant retire before reaching age 65; or (iii) a material reduction in the Participant's base salary, incentive compensation opportunities, or other employee benefits; or (iv) in the case of an officer/director, a requirement that the Participant relocate to an office or location other than that at which he is based at the grant date of an Award. For purposes of the proviso of the preceding sentence, a Participant shall not be deemed to have terminated his or her employment as a result of Constructive Termination unless he or she gives notice within 90 days after an event described in such proviso and the Company has not cured the condition within 60 days of its receipt of such notice.

     (o) "Deferred Dividend Equivalents" means Dividend Equivalents, the delivery of which is deferred pursuant to Section 3.3(a), together with the interest thereon specified in Section 3.3(c).

     (p) "Deferred Restricted Stock" means Restricted Stock, the delivery of which is deferred pursuant to Section 3.3(a).

     (q) "Disability" shall mean the inability of a Participant to perform the services normally rendered to his or her Employer due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and which results in the Participant's inability to perform his or her normal duties to the Employer.

     (r) "Dividend Equivalent" shall mean a right, provided automatically in connection with an Award of Deferred Restricted Stock, to receive on the payment date for any dividend on the Class A Common Stock cash compensation from the Company equal to the dividend that would have been paid on such shares of Restricted Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend; provided, that if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto shall not be paid unless and until certificates evidencing the Deferred Restricted Stock with respect to which it is paid are issued to the Participant (at which time such Dividend Equivalent shall be paid together with interest thereon at the Prime Rate from the date such dividend would have been payable until the payment date for such Dividend Equivalent); and provided, further, that such payment of all Dividend Equivalents may also be deferred pursuant to the deferral election with respect to such Restricted Stock. Unless specifically provided otherwise, the term "Dividend Equivalents" includes (but is not limited to) Deferred Dividend Equivalents.

     (s) "Effective Date" of an Award shall mean the date of the grant as specified by the Committee.

     (t) "Employer" shall mean the Company with respect to its employees and each Nuveen Subsidiary with respect to its employees.

     (u) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (v) "Exercise Price" shall mean the price at which each share of Class A Common Stock covered by a Non-Qualified Stock Option may be purchased.

     (w) "Fair Market Value" of a share of Class A Common Stock shall mean the closing price of the Class A Stock on the New York Stock Exchange as reported on the Composite Tape and published in The Wall Street Journal, or, if there is no trading of the Class A Common Stock on the date in question, then the closing price of the Class A Common Stock, as so reported and published, on the next preceding date on which there was trading in the Class A Common Stock. "Fair Market Value" of other property shall be determined by the Committee.

     (x) "Non-Qualified Stock Option" or "Option" shall mean a right to purchase a specified number of shares of Class A Common Stock at a specified price, which is not intended to comply with the terms and conditions for a tax-qualified stock option as set forth in Section 422 of the Code, as such section may be in effect from time to time.

     (y) "Nuveen Subsidiary" shall mean any corporation 50% or more of the voting power of which is owned, directly or indirectly, by the Company.

     (z) "Participant" shall mean an officer or other key employee of the Company or a Nuveen Subsidiary who has been granted an Award under the Plan.

     (aa) "Performance Goals" shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and dividends), achievement of cost control, or stock price, in each case of the Company or a Nuveen Subsidiary, or a division or department of the Company or a Nuveen Subsidiary for or within which the Participant is primarily employed, and that are intended to qualify under Section 162(m) of the Internal Revenue Code. Such Performance Goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

     (bb) "Plan" shall mean this Nuveen 1996 Equity Incentive Award Plan.

     (cc) "Prime Rate" shall mean the prime rate of interest as reported by The First National Bank of Chicago or any successor thereto, or a comparable bank selected by the Committee.

     (dd) "Restricted Stock" shall mean an award of shares of Class A Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on and risk of forfeiture of Restricted Stock generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances specified in the Plan or an agreement relating to the Restricted Stock. Unless specifically provided otherwise, the term "Restricted Stock" includes (but is not limited to) Deferred Restricted Stock.

     (ee) "Retirement" shall mean the retirement of a Participant from the employment of the Company or a Nuveen Subsidiary at (i) such Participant's normal retirement date upon reaching age 65, or (ii) such Participant's early retirement either (A) upon having reached that age, which, when added to his or her years of continuous service (as such term is defined under the Nuveen Employees' Retirement Plan or any successor thereto) is equal to or greater than 90, or (B) with the approval of the Committee.

     (ff) "Section 162(m)" shall mean Section 162(m) of the Code and the Treasury Regulations thereunder.

     (gg) "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and an Employer (other than by reason of transfer of the employee to another

Employer), or the consummation of a transaction whereby a Participant's Employer (other than the Company) ceases to be a Nuveen Subsidiary (such consummation, a "Disaffiliation Transaction"). The employment of a Participant who is on an approved leave of absence in excess of two years shall be considered terminated as of the commencement of such leave for all purposes of the Plan.

II. THE PLAN

2.1 Purposes.

     The purposes of the plan are to enable the Company and Nuveen Subsidiaries to attract and retain exceptionally qualified officers and other key employees upon whom the sustained growth and profitability of the Company and Nuveen Subsidiaries will depend in large measure, to provide added incentive for such individuals to enhance the value of the Company for the benefit of its stockholders, and to strengthen the mutuality of interests between Participants and the Company's stockholders by providing equity-based incentive awards. The Plan is intended to achieve these purposes through the award of Non-Qualified Stock Options, Restricted Stock and Deferred Units.

2.2 Administration.

     The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. The Committee may (i) delegate to any one or more of the members thereof or to an officer of the Company any of its authority with respect to the Plan, other than any such delegation that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to quality as "performance-based compensation" under Section 162(m) of the Code, and (ii) authorize any one or more of the members thereof or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations relating to administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive. The duties of the Committee shall include, but shall not be limited to, selecting individuals for participation in the Plan, determining the types, sizes, terms and provisions of Awards (which need not be identical), making disbursements and settlements of Awards, creating trusts, determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Non-Qualified Stock Options, Restricted Stock or Deferred Units, construing the provisions of the Plan, modifying the terms of any Award, and authorizing the exchange or replacement of Awards; provided, however, that no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted, and provided, further, that in no event shall the Committee be permitted to reduce the Exercise Price of any outstanding Option to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 4.1. Subject only to compliance with the express provisions of the Plan, the Committee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan. The Committee shall have the power and authority to appoint and authorize such of the Company's officers or other persons to perform such functions in the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration) as the Committee shall determine from time to time. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. Notwithstanding any other provision of the Plan, if the Committee designates an Award of Restricted Stock or Deferred Units as being intended to qualify as "performance-based compensation" under
Section 162(m), neither the Committee nor the Board of Directors shall have any power to take any action with respect to such Award, if the result would be to cause it to cease to qualify as "performance-based compensation" under Section 162(m).

2.3 Participation.

     Officers and other full-time salaried employees of the Company or a Nuveen Subsidiary, including those who also serve as directors of the Company or a Nuveen Subsidiary, shall be eligible to participate in the Plan upon selection and approval by the Committee. The Committee may, in its discretion, delegate to the Bonus Committee the authority to select individuals for participation in the Plan and to whom Awards may be granted, provided that such individuals are not subject to Section 16(b) of the Exchange Act. Participants shall be selected because they are in a position to have a significant impact on achieving the long-term profit and growth objectives of the Company and/or a Nuveen Subsidiary. No member of the Committee shall be a Participant, shall be eligible to receive an Award, or shall have received an Award at any time within one year prior to appointment to the Committee. Directors who are not officers or employees of the Company or a Nuveen Subsidiary are not eligible to participate in the Plan. An individual who has received Awards may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Awards granted under the Plan may be terminated or forfeited upon the occurrence of such events or in such circumstances, including at or following a Participant's Termination of Employment, as the Committee shall specify.

2.4 Shares Reserved for Plan.

     (a) The total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall be 3,800,000, all of which shall be Class A Common Stock; provided, however, that the total number of shares of Class A Common Stock that may be issued in connection with Awards of Restricted Stock shall not exceed 950,000. The number of shares of Class A Common Stock available for issuance under the Plan shall be reduced by one share for each Deferred Unit awarded under the Plan. The maximum number of shares of Class A Common Stock with respect to which any one Participant may be granted Awards in any one calendar year shall be 600,000 for Options and 120,000 for Restricted Stock . Except as contemplated by the provisions of Section 4.1(a) hereof, the Committee shall not increase the number of shares available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Class A Common Stock in excess of the number then remaining reserved and available for issuance under the Plan. If any shares of Class A Common Stock subject to an Award are forfeited or such Award otherwise terminates without a distribution of shares to the Participant, or if shares of Class A Common Stock are tendered to the Company in satisfaction of the exercise price of an option awarded hereunder, any shares counted against the number of shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or tender, again be available for Awards under the Plan, provided that the counting of shares of Class A Common Stock against the number reserved and available for issuance under the Plan shall in all respects comply with applicable requirements of Rule 16b-3 under the Exchange Act.

     (b) Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan.

     (c) Any shares of Class A Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

III. AWARDS UNDER THE PLAN

3.1 In General; "In Lieu Awards".

     (a) Non-Qualified Stock Options and Restricted Stock may be awarded in accordance with the provisions of the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan. Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Nuveen Subsidiary or any other right of a Participant to receive payment from the Company or any Nuveen Subsidiary.

     (b) Without limiting the generality of the foregoing, the Committee may from time to time make an Award hereunder in lieu of (and the vesting of which may be contingent upon the recipient's having earned at some future period) a specified cash award under the Nuveen Executive Officer Performance Plan or the Nuveen Annual Incentive Award Plan (the "Incentive Plans"). In this event, the Committee shall establish at the time of the grant of such an "In Lieu Award" the "Fair Value" of such award, which shall be the amount by which the cash award otherwise payable to the recipient under the Incentive Plans for one or more specified Plan Years will be reduced (and the vesting of the In Lieu Award may be dependent upon having earned an award under the Incentive Plans at least equal to the Fair Value of the In Lieu Award). In determining "Fair Value," the Committee may take into account such factors as it deems appropriate, including but not limited to the Fair Market Value of the shares represented by any award, any restrictions on vesting and transferability of an award, and values calculated by option pricing models.

     (c) After the Committee has approved the grant of an Award to a Participant and established the applicable terms and conditions of the Award applicable to such Participant, such Participant shall be given written confirmation of such Award.

3.2 Non-Qualified Stock Options.

     All Non-Qualified Stock Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time determine and shall be subject to such terms, conditions, restrictions and limitations as deemed appropriate by the Committee and, in addition, to the following terms and conditions:

     (a) All Non-Qualified Stock Options awarded under the Plan shall represent the right to purchase shares of Class A Common Stock.

     (b) The Exercise Price for each share of Class A Common Stock covered by a Non-Qualified Stock Option shall be determined and fixed by the Committee and shall be set forth in such Option; provided, however, that the Exercise Price shall in no event be less than the Fair Market Value of the Class A Common

Stock on the Effective Date of the Award, and provided, further, that in no event shall the Exercise Price be less than the par value of the Class A Common Stock.

     (c) Each Non-Qualified Stock Option awarded under the Plan shall be evidenced by a Stock Option Agreement in a form approved by the Committee, to be executed between the Company and the person to whom such Option is granted.

     (d) The term of each Non-Qualified Stock Option shall be not more than ten years from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Section 3.2(i).

     (e) Except as otherwise provided in Section 3.2(i) or Section 4.1(b), Non-Qualified Stock Options awarded to a Participant shall become exercisable on such date or dates, and subject to such conditions, as specified by the Committee in connection with the grant thereof. Any shares covered by an exercisable Option that are not purchased on an applicable installment date may be purchased at any time thereafter prior to the final expiration of the Option.

     (f) Subject to the terms and conditions of the Option, during its term an Option may be exercised only by the optionee, by a legal representative upon the incapacity of the optionee or by the Beneficiary upon the death of the optionee, by giving written notice of exercise to the Company prior to expiration of the Option, specifying the number of shares to be purchased and accompanied by the payment of the aggregate Exercise Price therefor.

     (g) No partial exercise of any Option may be for less than 100 shares or the number of shares remaining subject to such Option, whichever is less.

     (h) The aggregate Exercise Price for all shares purchased pursuant to exercise of an Option shall be paid for at the time of such purchase and prior to the delivery of said shares either (i) in cash or by check, bank draft or money order payable to the order of the Company, or (ii) subject to the discretion of the Committee, through the delivery (actual or constructive) of previously acquired shares of Class A Common Stock owned by the optionee, to the extent that such payment does not require the delivery of a fractional share of such previously acquired Class A Common Stock, and provided that such previously acquired shares have been held by the optionee for at least six months, or (iii) a combination of (i) and (ii). For purposes of the immediately preceding sentence, previously acquired shares of Class A Common Stock shall be valued at the average of the high and low sales prices of the Class A Common Stock on the New York Stock Exchange Composite Tape as of the date of exercise.

     (i) (1) Except as otherwise specified by the Committee at the time of grant, in the case of Options that are not In Lieu Awards, in the event of Termination of Employment of an optionee other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Employment shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Employment shall be exercisable for a period of 60 days following the date of Termination of Employment (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Employment is by reason of the death, Disability or Retirement of the optionee, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's

Beneficiary at any time within three (3) years after the date of Termination of Employment (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option. If Termination of Employment is by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time within sixty (60) days after the date of Termination of Employment (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option.

     (2) Except as otherwise specified by the Committee at the time of grant, in the case of Options that are In Lieu Awards, in the event of Termination of Employment of an optionee other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Employment shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Employment shall be exercisable for a period of 60 days following the date of Termination of Employment (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Employment is by reason of the death, Disability or Retirement of the optionee, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time until the expiration date of the Option) to the extent of the total number of shares subject to Option. If Termination of Employment is by the Employer without Cause, by the optionee as a result of Constructive Termination or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Employment (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time until the expiration date of the Option to the extent of the total number of shares subject to Option.

     (j) The grant and exercise of Options hereunder shall be subject to all applicable rules and regulations of governmental authorities. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, the Company's obligation to deliver shares upon exercise shall be conditioned upon such listing, registration, qualification, consent or approval, which shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (k) The holder of an Option granted under this Plan shall have no rights as a stockholder with respect to any shares of Class A Common Stock covered by such Option until the date of issuance of a stock certificate for such shares.

     (l) Unless an optionee could otherwise transfer shares issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of shares issued upon exercise of the Option.

     (m) The Committee may, in its discretion, from time to time establish procedures whereby optionees may elect to defer receipt of shares of Class A Common Stock purchased by exercise of Options.

3.3 Restricted Stock.

     (a) The Committee may grant Awards of Restricted Stock to Participants, subject to such restrictions on transferability and such other restrictions as the Committee may impose in its discretion, including without limitation the achievement of Performance Goals. If a Participant so elects in accordance with such procedures as the Committee may from time to time specify, the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

     (b) Restricted Stock other than Deferred Restricted Stock granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of such certificate, and each Participant awarded such Restricted Stock shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock, during the period when the Restricted Stock is nontransferable and/or subject to a risk of forfeiture, at the end of which period certificates evidencing such Restricted Stock shall be delivered to the Participant (unless such Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of the Award of such Restricted Stock through the earlier of (i) the date such Restricted Stock is forfeited pursuant to Section 3.3(e) and (ii) the date certificates evidencing such Restricted Stock are delivered to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including but not limited to the right to receive all dividends and other distributions paid with respect thereto and to vote (in person or by proxy) such shares at any meeting of the stockholders of the Company; provided, that any dividend or distribution that is not payable in cash shall be subject to the same restrictions on transferability and other restrictions as the Restricted Stock with respect to which it is paid and shall be treated for all purposes of the Plan as if it were part of the Award of such Restricted Stock.

     (c) Deferred Restricted Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election pursuant to Section 3.3(a), at which time certificates evidencing such Deferred Restricted Stock shall be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of an Award of Deferred Restricted Stock through the earlier of (A) the date such Deferred Restricted Stock is forfeited pursuant to Section 3.3(e) and (B) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant shall be entitled to receive as compensation from the Company Dividend Equivalents with respect thereto, but shall have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents shall not be paid until the date or dates specified in such deferral election, at which time they shall be paid together with interest thereon at the Prime Rate from the date such Dividend Equivalents would otherwise have been paid until the actual payment date.

     (d) Neither Awards of Restricted Stock under the Plan which have not fully vested under the vesting provisions applicable thereto, nor the right to vote and receive dividends on unvested Restricted Stock which is not Deferred Restricted Stock, nor the right to receive Dividend Equivalents on Deferred Restricted Stock, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or of any agent of such Participant or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any of its subsidiaries, or any agent or any custodian holding certificates for such stock pursuant to the provisions of the Plan.

     (e) In the event of Termination of Employment of a Participant other than by reason of the Participant's death, Disability or Retirement, by the Employer without Cause, by the Participant as a result of Constructive Termination, or as a result of a Disaffiliation Transaction, all shares of Restricted Stock awarded to such Participant that have not fully vested on the date of Termination of Employment shall be forfeited by such Participant and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall have any rights or interest in such shares, and the Participant's name shall be deleted from the list of the Company's stockholders with respect to such shares. If Termination of Employment is by reason of the death, Disability or Retirement of the Participant, by the Employer without Cause, by the Participant as a result of Constructive Termination, or as a result of a Disaffiliation Transaction, all restrictions and risk of forfeiture with respect to Restricted Stock that have not fully vested on the date of Termination of Employment shall lapse and all such shares of Restricted Stock shall become fully and irrevocably vested, all Deferred Restricted Stock shall be immediately delivered and all Deferred Dividend Equivalents shall be immediately paid in full to the Participant.

IV. OTHER PROVISIONS

4.1 Adjustments Upon Corporate Changes.

     (a) Without limiting the provisions of subsection (b) of this Section 4.1, in the event that (i) the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company upon a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, or (ii) the Company makes any extraordinary distribution of cash or property on the Common Stock, the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares reserved and available for issuance under the Plan, in the Restricted Stock theretofore awarded (if necessary to avoid an adverse effect on the value of such Restricted Stock), and in the number and kind of shares subject to outstanding Non-Qualified Stock Options and the exercise price thereof.

     (b) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risk of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant by written notice to the Company delivered prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, all deferral or vesting periods relating to Awards shall immediately expire, and (i) all unexercised Options shall become immediately and fully exercisable; (ii) all shares of Restricted Stock not previously vested shall vest immediately and be delivered to the Participant entitled thereto; (iii) all Deferred Restricted Stock shall be immediately delivered to the Participant entitled thereto; and (iv) all Deferred Dividend Equivalents not previously paid shall be immediately paid over to the Participant entitled thereto.

     (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, restriction periods and deferral periods in recognition of unusual or nonrecurring events affecting the Company or any Nuveen Subsidiary or the financial statements of the Company or any Nuveen Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles;

provided, however, that no such modification shall be made to the detriment of a Participant with respect to any Award previously granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under Section 162(m) of the Code to cease to so qualify.

4.2 Rights of Participants and Beneficiaries.

     (a) Nothing contained in the Plan (or in any documents evidencing an Award) shall confer upon any Participant any right to continue in the employ of his or her Employer or constitute any contract or agreement of employment or interfere in any way with the right of such Employer to reduce such Participant's compensation from the rate in effect at the time of an Award or to terminate such Participant's employment with or without cause, but nothing contained herein or in any document evidencing an Award shall affect any other contractual rights of a Participant. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

     (b) All settlements of Awards shall be made hereunder only to the Participant or his or her Beneficiary entitled thereto pursuant to the Plan. Neither the Company nor any Nuveen Subsidiary shall be liable for the debts, contracts, or engagements of any Participant or his or her Beneficiary, and rights relating to Awards under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of an Employer; nor shall any Participant or his or her Beneficiary have any right to assign, pledge or hypothecate any benefits or rights hereunder.

     (c) Except as provided in Section 3.3(d) with respect to Restricted Stock that is not Deferred Restricted Stock, no Award shall confer on any Participant any of the rights of a shareholder of the Company (including any right to receive dividends) unless and until shares of Common Stock are registered in the name of and delivered to such person in connection with such Award.

     (d) No fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

4.3 Governing Law.

     This Plan and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

4.4 Withholding.

     The Company shall have the right to deduct any sums that federal, state, local or foreign tax laws may require to be withheld with respect to Awards, settlement of Awards, and the payment of dividends, Dividend Equivalents and interest with respect to Awards. Subject to the rules and regulations of the Committee, this authority shall permit (but shall not obligate) the Company to withhold and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, including tax obligations in excess of mandatory withholding requirements (but not in excess of the maximum marginal tax rate). The Company may require, as a condition to issuing or delivering shares of Class A Common Stock or cash in settlement of Awards or as payment of dividends, Dividend Equivalents or interest with respect to Awards, that the Participant pay to the Company any sums that may be required to satisfy any applicable withholding tax, and unless otherwise determined by the Committee, withholding obligations may be settled with shares of Class A Common Stock, including Class A Common Stock that is part of the Award that gives rise to the withholding requirement, in accordance with procedures established by the Committee. Except as contemplated by the preceding sentence, the Company shall have no obligation to advise any Participant of the existence of any tax or the amount which the Company will be required to withhold.

4.5 Amendment and Termination of Plan and Awards.

     Notwithstanding anything herein to the contrary other than the last sentence of Section 2.2, the Board of Directors may, with the consent of a majority of the Class B Directors, at any time and from time to time, terminate or suspend the Plan or amend or modify any of its provisions and the terms and provisions of any Awards theretofore made to Participants which have not been settled; provided, however, that any such termination, suspension, amendment, or modification of the Plan shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, and provided, further, that, without the consent of an affected Participant, no termination, suspension, amendment, or modification of the Plan or any outstanding Award may impair the rights of such Participant under any Award theretofore granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under Section 162(m) of the Code to cease to so qualify; and provided, further, that the provisions of
Section 4.1(b) of the Plan shall not be amended in any respect following a Change in Control.

4.6 Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award or to provide other benefits, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of any trust established under the Plan may be authorized to dispose of trust assets and reinvest proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

4.7 Restrictions Under Rule 16b-3 under the Exchange Act.

     (a) Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan shall be held for at least six months from the date of acquisition, and (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

     (b) Awards which constitute derivative securities shall not be transferable by a Participant except (i) by will or the laws of descent and distribution (or to a Beneficiary in the event of a Participant's death), (ii) if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) in the case of Options, pursuant to a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. If then required by Rule 16b-3, Options shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative or the recipient of a transfer of such Options permitted pursuant to the preceding sentence.

     (c) It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 under the Exchange Act in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an Award does not comply with the requirements of Rule 16b-3 then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements in order to prevent such person from incurring liability under Section 16(b) of the Exchange Act.

4.8 Effective Date.

     This Plan shall be effective as of February 23, 1996, subject to approval by the Company's stockholders, and shall remain in effect until such time as action may be taken to terminate or suspend the Plan pursuant to Section 4.5, or until such time as no shares remain reserved and available for issuance and the Company has no further obligation with respect to any Award granted under the Plan.

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1. Election of four directors - to be elected for a one-year term:

   FOR all nominees listed below    /x/

   WITHHOLD AUTHORITY to vote
   for all nominees listed below    /x/

   *EXCEPTIONS                      /x/


Nominees: Anthony T. Dean, Timothy R. Schwertfeger, Duane R.Kullberg and Williard L. Boyd.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEES NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

2. Ratification of the 1996 Equity Incentive Award Plan.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

3. Ratification of the Executive Officer Performance Plan.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/


4. Ratification of the selection of KPMG Peat Marwick as independent auditors for 1996.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                           Change of Address and
                                           or Comments Mark Here     /x/

                                           Note: Please sign exactly as your
                                           name appears on this proxy. If
                                           signing for estates, trusts or
                                           corporations, title or capacity
                                           should be stated. If shares are
                                           held jointly, each holder should
                                           sign.


                                           Dated:__________________  , 1996

                                           ________________________________
                                                     Signature

                                           ________________________________
                                                     Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE INDICATE YOUR CHOICE BY MARKING
AN "X" IN EITHER BLACK OR BLUE INK.     / /

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- --------------------------------------------------------------------------------
                           THE JOHN NUVEEN COMPANY

                                    PROXY

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 9, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Timothy R. Schwertfeger, Anthony T. Dean and James J. Wesolowski, and any of them, with full power of substitution, proxies for the undersigned to represent and vote as specified in this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The John Nuveen Company to be held on July 9, 1996, and at any adjournment or adjournments thereof, including authority to vote on (1) the election of directors; (2) ratification of the 1996 Equity Incentive Award Plan; (3) ratification of the Executive Officer Performance Plan; and (4) for the selection of independent auditors in the manner specified on the reverse side.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE, ALL SHARES WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE 1996 EQUITY INCENTIVE AWARD PLAN; (3) FOR THE EXECUTIVE OFFICER PERFORMANCE PLAN; AND (4) FOR THE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS.

   (THIS PROXY CONTINUES AND MUST BE VOTED AND SIGNED ON THE REVERSE SIDE)

                                         THE JOHN NUVEEN COMPANY
                                         P.O. BOX 11116
                                         NEW YORK, N.Y. 10203-0116
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